Exhibit 2

LOCK-UP AGREEMENT

January 28, 2021

Morgan Stanley & Co. LLC

Cowen and Company, LLC

As Representatives of

the several Underwriters listed in

Schedule I to the Underwriting

Agreement referred to below

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o	Cowen and Company,

LLC 599 Lexington Avenue

New York, New York 10022

Re:	Evelo Biosciences, Inc.—Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Evelo Biosciences, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”). If more than one entity executes this agreement, this agreement shall constitute a separate agreement with respect to each such entity as the “undersigned,” and the rights and obligations of each such entity hereunder shall be several and not joint. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement. “Representatives” means, collectively, Morgan Stanley & Co. LLC and Cowen and Company, LLC.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date of the initial public filing of the preliminary prospectus relating to the Public Offering and ending 90 days after the date of the final prospectus supplement (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned (including without limitation, shares of Common Stock and other securities convertible into or exercisable or exchangeable for Common Stock, in each case, that are issued or issuable upon exercise of a stock option or warrant so owned), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities described in clause (1) above, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing sentence shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in the Public Offering or in open market transactions after the pricing of the Public Offering; provided that such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions (other than Schedule 13 filings filed with the SEC);

(b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or to a charitable organization or educational institution in a transaction not involving a disposition for value;

(c) transfers or dispositions of shares of Common Stock or other securities to any member of the immediate family of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(d) transfers or dispositions of shares of Common Stock or other securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(e) transfers or dispositions of shares of Common Stock or other securities (x) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned, or (y) by operation of law pursuant to orders of a court or regulatory agency, a domestic order or negotiated divorce settlement; or

(f) if the undersigned is an entity, (x) transfers or dispositions of shares of Common Stock or other securities to another corporation, member, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, or to an investment fund or other entity that controls or manages, or is under common control with, the undersigned, or (y) distributions of shares of Common Stock or any security convertible into Common Stock to partners, members, stockholders, beneficiaries or other equity holders of the undersigned;

provided that in the case of any transfer, disposition or distribution pursuant to clause (b), (c), (d), (e) or (f), (i) each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) such transfer, disposition or distribution is not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made during the Restricted Period (other than, (1) Schedule 13 filings filed with the SEC, and (2) in the case of a transfer or other disposition pursuant to clause (e) above, any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition);

(g) transfers or dispositions of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company pursuant to any contractual arrangement in effect on the date of this agreement that provides for the repurchase of the undersigned’s Common Stock or other securities by the Company or in connection with the termination of the undersigned’s employment with or service to the Company, provided that such transfers or dispositions are not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made during the Restricted Period in connection with any such transfers or dispositions (other than (1) Schedule 13 filings filed with the SEC, and (2) any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition);

(h) transfers or dispositions of shares of Common Stock or other securities to the Company in connection with the conversion of any convertible security into, or the exercise of any option or warrant for, shares of Common Stock; provided that (i) any such shares of Common Stock received by the undersigned shall be subject to the terms of this agreement and (ii) such transfers or dispositions are not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made during the Restricted Period (other than Schedule 13 filings filed with the SEC);

(i) transfers or dispositions of shares of Common Stock or other securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (h) above;

(j) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Restricted Period;

(k) transfers of shares of Common Stock by the undersigned pursuant to a 10b5-1 Plan established prior to the Restricted Period, which 10b5-1 plan shall not be amended during the Restricted Period but may be terminated during the Restricted Period; provided, that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding transfers made under the undersigned’s 10b5-1 Plan, such announcement or filing shall include a statement to the effect that such transfers of Common Stock are being made pursuant to the undersigned’s 10b5-1 Plan established prior to the Restricted Period; or

(l) transfers or dispositions of shares of Common Stock or such other securities pursuant to a bona fide tender offer for shares of the Company’s capital stock, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control (as defined below) of the Company (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or other securities in connection with such transaction) that has been approved by the board of directors of the Company; provided that, in the event that such Change of Control transaction is not consummated, this clause (k) shall not be applicable and the undersigned’s shares and other securities shall remain subject to the restrictions contained in this agreement.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 50% of the outstanding voting securities of the Company (or the surviving entity), provided that, for the avoidance of doubt, the Public Offering shall not constitute a Change of Control. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; provided that the undersigned may make a demand under any registration rights agreement with the Company described in the Prospectus for, and exercise its rights under any such registration rights agreement with respect to, the registration after the expiration of the Restricted Period of shares of Common Stock that does not require the filing of any registration statement or any public announcement or activity regarding such registration during the Restricted Period (and no such public announcement or activity shall be voluntarily made or taken by the undersigned during the Restricted Period).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

In the event that a release is granted to any Major Holder (as defined below) other than the undersigned relating to the lock-up restrictions set forth above for shares of the Company’s Common Stock, the same percentage of shares of the Company’s Common Stock held by the undersigned (the “Pro-rata Release”) shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein; provided, however, that such Pro-rata Release shall not be applied in the event of releases granted from such lockup restrictions to any individual party or parties (other than shareholders subject to Section 16 reporting with respect to the Company under the Exchange Act) to sell or otherwise transfer or dispose of shares of the Company’s Common Stock or other securities in an amount having a fair market value up to an aggregate of $2,500,000 (whether in one or multiple releases). In the event that any percentage of such Common Stock released from the lock-up restrictions are subject to any restrictions of the type set forth in clause (1) or (2) of the second paragraph of this agreement, the same restrictions shall be applicable to the release of the same percentage of the Company’s Common Stock held by the undersigned. In the event that the undersigned is released from any of its obligations under this agreement or, by virtue of this agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Common Stock (or any securities convertible into Common Stock) prior to the date that is 90 days after the date of the Prospectus, the Representatives shall use its commercially reasonable efforts to provide notification of such to the undersigned within three business days thereof; provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters. For purposes of this agreement, each of the following persons is a “Major Holder”: each officer and director of the Company and each record or beneficial owner, as of the date hereof, of more than 1% of the outstanding shares of securities of the Company (for purposes of determining record or beneficial ownership of a stockholder, all shares of securities held by investment funds affiliated with such stockholder shall be aggregated).

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned understands that, if (i) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the registration statement related to the Offering is withdrawn or (iv) the Underwriting Agreement is not executed on or before January 31, 2021, then, in each case, this agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

Very truly yours,

FLAGSHIP VENTURES FUND V, L.P. FLAGSHIP V VENTURELABS RX FUND, L.P. NUTRITIONAL HEALTH DISRUPTIVE INNOVATION FUND, L.P. NUTRITIONAL HEALTH SIDE FUND, L.P.
Each by its General Partner,
Flagship Ventures Fund V General Partner LLC

By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D. Manager

FLAGSHIP VENTURES FUND IV, L.P. FLAGSHIP VENTURES FUND IV-RX, L.P.
Each by its General Partner,
Flagship Ventures Fund IV General Partner LLC

By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D. Manager

FLAGSHIP VENTURES OPPORTUNITIES FUND I, L.P.
By its General Partner, Flagship Ventures Opportunities Fund I General Partner LLC

By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D. Manager

[Signature Page to Lock-Up Agreement]

FLAGSHIP VENTURELABS V LLC

By its Manager, Flagship Ventures Fund V Manager LLC

By Flagship Pioneering, Inc., its sole member

By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.
CEO

FLAGSHIP VENTURELABS IV LLC

By its Manager and Class A Member, Flagship Ventures Fund IV, L.P.

By its General Partner, Flagship Ventures Fund IV General Partner LLC

By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D. Manager

[Signature Page to Lock-Up Agreement]